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                                                             Exhibit 10.19

                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Fifth Amendment to Loan and Security Agreement ("Fifth Amendment") is made as of July 10, 1996 by and between Sanwa Business Credit Corporation as Lender ("Lender") and Alger Manufacturing Company, Inc. as Borrower ("Borrower").

        WHEREAS, Lender and Borrower entered into a certain Loan and Security Agreement dated as of January 19, 1990, and Amendment to Loan and Security Agreement dated as of February 10, 1992, a Second Amendment to Loan and Security Agreement dated as of July 13, 1994 and a Fourth Amendment to Loan and Security Agreement dated as of August 3, 1995 (collectively the "Agreement") pursuant to which Lender is making certain loans and advances to Borrower upon the terms and conditions set forth in the Agreement; and

        WHEREAS, Borrower has requested certain modifications and amendments to the Agreement and Lender has agreed to such modifications and amendments as set forth in this Fifth Amendment;

        NOW, THEREFORE, in consideration of the terms and conditions contained herein and of any loans and advances now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto agree to the following amendments and modifications to the Agreement, which shall be effective as of the date of this Fifth Amendment.

        1. Total Facility. Section 2.1(a) is amended in its entirety to read as follows:

                "(a)    A revolving line of credit consisting of advances
against Eligible Accounts and Eligible Inventory ("Revolving Loan") in an aggregate principal amount not to exceed, at any time outstanding, the lesser of
(i) two million two hundred thousand dollars ($2,200,000) or (ii) the outstanding amount of Collateral Availability. As used in this Agreement, "Collateral Availability" shall mean and, at any particular time and from time to time, be equal to, the sum of (x) up to eighty-five percent (85%) of the net amount (after deduction of such reserves as Lender deems proper and necessary) of Eligible Accounts plus (y) up to forty percent (40%) of the aggregate value of Eligible Inventory (determined on the basis of the lower of first-in/first-out cost or market value, both net of such reserves as Lender deems proper and necessary; provided, that Collateral Availability as to Eligible Inventory shall not at any time exceed six hundred thousand dollars ($600,000). The Revolving Loan shall be repayable on demand and as provided in
Section 4.2;".

        2. Total Facility. Section 2.1(b) is amended in its entirety to read as follows:

                "(b)    A term loan ("Term Loan") in an aggregate principal
amount not to exceed nine hundred thousand dollars ($900,000) to be evidenced by a Second Amended and Restated Installment Note in form and substance satisfactory to Lender; and".
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                                                           Exhibit 10.19

        3. Interest Rate. Section 2.3 is amended by deleting the first sentence of such Section and substituting the following in its place:

                "Unless otherwise provided in a writing evidencing such Liabilities, Borrower shall pay Lender interest on the outstanding principal balance of the Liabilities under the Revolving Loan at the rate of one and one-fourth percent (1 1/4%) above the Prime Rate and interest on the outstanding principal balance of all other Liabilities including the Liabilities under the Term Loan and the Acquisition Term Loan, at the rate of one and one-half percent (1 1/2%) above the Prime Rate.

        4. Term of Agreement, Liquidated Damages, Prepayment. Section 2.4 is amended in its entirety to read as follows:

                "2.4   Term of Agreement; Liquidated Damages; Prepayment. This
Agreement shall be renewed and extended to and through August 31, 1997 and shall be automatically renewed thereafter for successive periods of one year ("Renewal Term") unless terminated as provided below. Either party shall have the right to terminate this Agreement at the end of the August 31, 1997 Renewal Term or at the end of any subsequent Renewal Term by giving the other party at least sixty
(60) days prior written notice of such termination. In the event Borrower gives notice of termination and the Total Facility is not paid in full at the end of the sixty (60) days notice period, upon the request of Borrower, but in Lender's sole discretion, Lender can continue to make advances under the Revolving Loan and renew such term for an additional year. In the event Lender does not agree to continue to make loans and advances and renew the term for an additional year, all Liabilities shall be immediately due and payable. This Agreement may also be terminated by Lender upon the occurrence of a Default. Upon the effective date of any termination, all Liabilities (including the Term Note and the Acquisition Note) shall become immediately due and payable without presentment, notice or demand. Notwithstanding any termination, until all the Liabilities have been fully and finally paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement. During the remaining term of this Agreement or any Renewal Term, Borrower may, at its option, upon not less than thirty (30) days prior written notice to Lender specifying the date of prepayment, terminate this Agreement and shall prepay all of the Liabilities hereunder (including the Term Note and the Acquisition Note). In addition to the requirement of prepaying all of the Liabilities, Borrower shall also pay to Lender, for loss of the bargain and not as a penalty, as liquidated damages and as compensation for the costs of Lender being prepared to make funds available to Borrower under this Agreement, an amount (the "Prepayment Fee") equal to fifty percent (50%) of the average monthly interest charges and Credit Availability Charges during the elapsed portion of the remaining term to and through August 31, 1997 or any subsequent Renewal Term, as the case may be, multiplied by the number of full or partial months remaining between the date of such termination and August 31, 1997 or any subsequent Renewal Term, as the case may be; provided, however, Borrower can prepay, in whole but not in part, the Liabilities and terminate this Agreement without payment of a Prepayment Fee, if such prepayment is the result of
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Borrower refinancing the Liabilities through Sanwa Bank California and such prepayment occurs on or before August 30, 1997."

        5. Affirmative Covenants. Section 10.1(a)(i) is amended in its entirety to read as follows:

                "(i) a ratio of indebtedness (as determined in accordance with generally accepted accounting principles) to Tangible Net Worth of not more than 3.5:1,"

        6. Affirmative Covenants. Section 10.1(a)(iii) is amended in its entirety to read as follows:

                "(iii) Tangible Net Worth at least equal to $1,750,000, and".

        7.      Term Loan Restrictions and Term Loan Use Purposes.

                (a) The Term Loan shall be evidenced by a Second Amended and Restated Installment Note in a form acceptable to Lender. Any reference to "Term Loan" or "Installment Note" or "Term Note" in the Agreement shall refer to the Term Loan made pursuant to the terms of this Fifth Amendment and the Second Amended and Restated Installment Note.

                (b) The Term Loan shall provide a nonreusable line of credit availability to Borrower, the proceeds of the Term Loan shall be used as follows:

                (i) $599,999.92 shall constitute the present existing unpaid balance owing as of the date hereof, under the existing Term Loan and shall not constitute a novation with respect to such existing unpaid balance; and

                (ii) The remaining availability shall be used by Borrower for the purchase of additional equipment and other working capital purposes, subject to the provisions of the Agreement.

                (c) Borrower has retained Max Rouse & Sons to update its 1992 appraisal. A copy of the updated appraisal shall be provided to Lender as soon as possible, but in any event by no later than July 31, 1996. The updated appraisal shall be acceptable to Lender in all respects. Without limiting the generality of the foregoing, to the extent the then outstanding principal amount of the Term Loan exceeds eighty-five percent of the auction liquidation value set forth in the updated appraisal, Borrower shall, within 15 days, prepay, without premium or penalty, the Term Loan by the amount of such excess. Any such prepayment will be applied to principal payments in the inverse order from which they are ordinarily due. Failure to timely provide the required updated appraisal or to timely make any prepayment required pursuant to the terms of this subscription shall constitute a Default under the Agreement.

        8. Exhibit A. Exhibit A to the Agreement is hereby deleted in its entirety and Exhibit A attached hereto and by this reference incorporated herein is substituted in its place.
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        9.      Renewal Fee. In connection herewith, and upon execution of this
Fifth Amendment, Borrower shall pay to Lender a renewal fee in the amount of $6,250. Such fee shall be fully earned and nonrefundable upon its receipt by Lender.

        10. Documentation Fee. Upon execution of this Fifth Amendment, Borrower shall pay to Lender a documentation fee equal to $1,000 in connection with the documentation of this Fifth Amendment. Such fee shall be in addition to all other fees payable by Borrower hereunder.

        11. Representations and Warranties. Borrower represents and warrants as follows:

        (a) Each of the representations and warranties contained in the Agreement is hereby reaffirmed as of the date hereof, each as if set forth herein;

        (b) The execution, delivery and performance of this Fifth Amendment are within Borrowers' powers, have been duly authorized by all necessary action, have received all necessary approvals and do not contravene any law or any contractual restrictions binding on Borrower;

        (c) This Fifth Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

        (d) No event has occurred and is continuing, or would result from this Fifth Amendment, which constitutes a Default or Event of Default under the Agreement, as amended and modified hereby;

        12. Conditions Precedent. The effectiveness of this Fifth Amendment is conditioned upon the satisfaction by Borrower of each of the following conditions, or their waiver in writing by Lender:

                        (a) This Fifth Amendment shall have been executed by all the signatories hereto (including, but not limited to, those signatories acknowledging and consenting to this Fifth Amendment and reaffirming their respective instruments, documents and agreements with Lender related to the Agreement) and delivered to Lender;

                        (b) The Second Amended and Restated Term Note in the form of amended Exhibit A to the Agreement attached hereto shall have been executed and delivered by Borrower to Lender;

                        (c) Borrower shall execute and deliver to Lender and cause to be executed and delivered to Lender, from time to time, such instruments, documents and agreements as Lender may request with respect to the subject matter of this Fifth Amendment and the Agreement as amended hereby; and
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                (d)  Borrower shall have paid to Lender the Renewal Fee and the
        Documentation Fee, each of which is fully earned as of the date hereof and is nonrefundable.

        13. Expenses. Borrower agrees to pay all charges, costs, expenses and reasonable attorneys' fees incurred by Lender in connection with the negotiation, documentation and preparation of this Fifth Amendment and any other documents in connection herewith and in carrying out and enforcing the terms of this Fifth Amendment.

        14. No Waiver. Lender is not waiving any rights under the agreement or any Ancillary Agreements and, except as expressly stated herein or as previously modified in a writing signed by Lender, all of the terms, covenants and conditions of the Agreement and the Ancillary Agreements shall remain unmodified and in full force and effect.

        15. Incorporation. This Fifth Amendment shall be part of the Agreement, the terms of which are incorporated herein, and a breach of any representation, warranty or covenant contained herein or in the Agreement or the failure to observe or comply with any term or agreement contained herein, shall constitute a Default under the Agreement and Lender shall be entitled to exercise all rights and remedies that it may have under the Agreement, Ancillary Agreements and applicable law. Capitalized terms used herein and not otherwise defined shall have the same meaning as provided in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.


                                   ALGER MANUFACTURING COMPANY, INC.



                                   By:
                                      ------------------------------------
                                   Its: Chairman and CEO
                                       -----------------------------------


                                   By:
                                      ------------------------------------

                                   Its: Vice President
                                       -----------------------------------


                                   SANWA BUSINESS CREDIT CORPORATION


                                   By:
                                      ------------------------------------

                                   Its: First Vice President
                                       -----------------------------------